City National Bank of Florida, a national banking association organized under the statutes of the United States, not personally but solely as successor Trustee under Trust Agreement dated September 15, 1983, known as Trust No. 101, as amended and restated pursuant to Amended and Restated Trust Agreement dated September 7, 1993 and known as trust number 2401-0075-00 ("Seller")

c/o The Balcor Company
Bannockburn Lake Office Plaza
2355 Waukegan Road
Suite A200
Bannockburn, Illinois 60015

September 11,  1996

VIA FACSIMILE

TGM Realty Corp. #5
c/o TGM Associates L.P.
650 Fifth Avenue
New York, New York 10019
Attention: Mr. Thomas Gochberg

     Re:  Timberlake I

Dear Mr. Gochberg:

     In connection with the above-captioned matter, this letter confirms that the Seller will reduce the Purchase Price for the Property by the amount of $100,560.00. The revised Purchase Price will be $18,134,077.00.

     This letter is executed by the undersigned Trustee, not personally but solely as successor Trustee under Trust Agreement dated September 15, 1983, known as Trust No. 101, as amended and restated pursuant to Amended and Restated Trust Agreement dated September 7, 1993 and known as trust number 2401-0075-00, and it is expressly understood and agreed by the parties hereto, anything herein to the contrary notwithstanding, that each and all of the covenants, undertakings, representation and agreements herein made are made and intended, not as personal covenants, undertakings, representations and agreements of the Trustee, individually or for the purpose of binding it personally, but this letter is executed and delivered by the City National Bank of Florida, as Trustee, solely in the exercise of the powers conferred upon it as such Trustee under said agreement and no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforced against the City National Bank of Florida on account hereof, or on account of any covenant, undertaking, representation or agreement herein contained, either expressed or implied, all such personal liability, if any, being hereby expressly waived and released by the parties hereto or holder hereof, and by all persons claiming by or through or under said parties or holder hereof.

Notwithstanding the foregoing provisions to the contrary, in any action upon or in connection with this letter or any of the instruments to be delivered by Seller at the Closing, Seller may be named as a party defendant solely in Seller's capacity as trustee, and Seller (solely in its capacity as trustee), said trust and any and all of the assets of said trust (including, without limitation, the Property), but not the personal assets of City National Bank of

Florida, shall be subject to the jurisdiction and decision of the court therein. Purchaser agrees that the foregoing exculpation (as may be modified as necessary to reflect the instrument to which it is to be added) may be added to each of the instruments to be executed by Seller at the Closing. The provisions of this Paragraph 36 shall survive the Closing.

     All capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Agreement of Sale entered into as of August 5, 1996 by and between Seller and TGM Realty Corp. #5, a Delaware corporation.

                              Very truly yours,

                              City National Bank of Florida, a national banking association organized under the statutes of the United States, not personally but solely as successor Trustee under Trust Agreement dated September 15, 1983, known as Trust No. 101, as amended and restated pursuant to Amended and Restated Trust Agreement dated September 7, 1993 and known as trust number 2401-0075-00

                              By:   /s/ Irving J. Lehrer
                                   -------------------------------------
                              Name:     Irving J. Lehrer
                                   -------------------------------------
                              Title:    Vice President and Trust Officer
                                   -------------------------------------


sjl/246858

cc:  Mr. Al Lieberman
     Andrew D. Small, Esq.